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                                                                       EXHIBIT 5

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                             47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                     France

                                 August 21, 2001

Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA 19355


Ladies and Gentlemen:

     We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering (i) up to $550,000,000 aggregate principal amount at maturity of Liquid Yield Option(TM) Notes due 2021 (Zero Coupon--Subordinated) (each, a "Debt Security") issued by the Company on June 4, 2001 and (ii) shares of common stock, par value $0.10 per share, issuable upon conversion of the Debt Securities (the "Conversion Shares"). The Debt Securities and Conversion Shares are each referred to generally as a "Security" and collectively referred to herein as the "Securities". The Debt Securities have been issued under the Indenture, dated as of June 4, 2001 (the "Indenture"), among the Company and The Bank of New York, as trustee (the "Trustee") which is filed as Exhibit 4.1 to the Current Report of Registrant on Form 8-K filed on June 18, 2001. The Company issued the Debt Securities pursuant to that certain Purchase Agreement, dated as of May 30, 2001, by and between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Debt Securities and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

     We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

     Based upon the foregoing, we are of the opinion that:

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     1. The Debt Securities have been legally issued and constitute the binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     2. The Conversion Shares have been duly authorized and reserved and, when delivered upon conversion of the Debt Securities as in accordance with their terms and contemplated in the Prospectus which form a part of the Registration Statement (the "Prospectus"), will be legally issued, fully paid, and non-assessable.

     We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     In rendering this opinion, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that it constitutes the binding obligation of the Trustee.

     This opinion is based upon the laws and legal interpretations and the facts and circumstances in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,




                                        /s/ Kramer Levin Naftalis & Frankel LLP